As filed with the Securities and Exchange Commission on August 4, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

TRONOX HOLDINGS PLC
(Exact name of registrant as specified in its charter)

England and Wales	98-1467236
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901	Laporte Road, Stallingborough Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices)

TRONOX HOLDINGS PLC
AMENDED AND RESTATED MANAGEMENT EQUITY INCENTIVE PLAN
(Full title of the plan)

Jeffrey Neuman, Esq.
Senior Vice President, General Counsel and Secretary
Tronox Holdings PLC
263 Tresser Boulevard, Suite 1100
Stamford, Connecticut 06901
(Name and address of agent for service)
(203) 705-3800
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Craig B. Brod, Esq.	Gary Green, Esq.
Cleary Gottlieb Steen & Hamilton LLP	CMS Cameron McKenna Nabarro Olswang LLP
One Liberty Plaza	Cannon Place, 78 Cannon Street
New York, New York 10006	London EC4N 6AF, United Kingdom
Telephone: (212) 225-2000	Telephone: 44 20 7367 3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒
Accelerated filer ☐
Non-accelerated filer ☐
Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Ordinary shares	8,000,000	$7.68	$61,440,000	$7,974.91

(1) This Registration Statement also covers any additional ordinary shares that become issuable because of any share dividend, share split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding ordinary shares of the Registrant’s common stock.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for ordinary shares of the Registrant as reported on the New York Stock Exchange on July 30, 2020.

 INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT

Pursuant to Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2016 (File No. 333-213159), as amended by the first post-effective amendment on Form S-8 filed with the Commission on March 28, 2019 relating to the registration of 20,781,225 shares of the Registrant’s ordinary shares, par value $0.01 per share (the “Ordinary Shares”), authorized for issuance pursuant to the Tronox Holdings Amended and Restated Management Equity Incentive Plan (the “Plan”), is incorporated by reference in its entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 8,000,000 shares of the Registrant’s Ordinary Shares to be issued pursuant to the Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX
Exhibit No.	Description of Exhibits
4.1	Tronox Holdings plc Amended and Restated Management Equity Incentive Plan, as amended (incorporated by reference to Exhibit B to the Company’s Proxy Statement, filed with the SEC on April 27, 2020)
5.1	Opinion of CMS Cameron McKenna Nabarro Olswang LLP.*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Tronox Holdings plc.*
23.2	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages hereto).
*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on August 4, 2020.

TRONOX HOLDINGS PLC

By	/s/ Timothy C. Carlson
	Name:	Timothy Carlson
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Jeffry N. Quinn, Timothy Carlson and Jeffrey N. Neuman and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-8, and to any registration statement filed under Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities indicated on August 4, 2020.

Signature	Title	Date

Chairman of the Board and Chief Executive Officer
/s/ Jeffry N. Quinn	(Principal Executive Officer)	August 4, 2020
Jeffry N. Quinn
Senior Vice President and Chief Financial Officer
/s/ Timothy C. Carlson	(Principal Financial Officer and Principal Accounting Officer)	August 4, 2020
Timothy C. Carlson

/s/ Ilan Kaufthal	Lead Independent Director	August 4, 2020
Ilan Kaufthal

/s/ Vanessa Guthrie	Director	August 4, 2020
Vanessa Guthrie

/s/ Peter B. Johnston	Director	August 4, 2020
Peter B. Johnston

/s/ Ginger M. Jones	Director	August 4, 2020
Ginger M. Jones

/s/ Stephen Jones	Director	August 4, 2020
Stephen Jones

/s/ Moazzam A. Khan	Director	August 4, 2020
Moazzam A. Khan

/s/ Mutlaq H. Al-Morished	Director	August 4, 2020
Mutlaq H. Al-Morished

/s/ Sipho Nkosi	Director	August 4, 2020
Sipho Nkosi

INDEX OF EXIBITS

Exhibit No.	Description of Exhibits
4.1	Tronox Holdings plc Amended and Restated Management Equity Incentive Plan, as amended (incorporated by reference to Exhibit B to the Company’s Proxy Statement, filed with the SEC on April 27, 2020)
5.1	Opinion of CMS Cameron McKenna Nabarro Olswang LLP.*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for Tronox Holdings plc.*
23.2	Consent of CMS Cameron McKenna Nabarro Olswang LLP (included in Exhibit 5.1).*
24.1	Powers of Attorney (included on signature pages hereto).

*Filed herewith.